STOCK PURCHASE AGREEMENT

Stock Purchase Agreement (the "Agreement") dated July 20, 2021, by and between, MILHOLLAND FAMILY TRUST LP (the "Seller"), and SOLAR INTEGRATED ROOFING

CORP. (the “Company”).

WHEREAS, Seller is the owner of 5,000,000 shares of Series B Preferred Stock of the Company; and

WHEREAS, Company wishes to buy the 5,000,000 shares of Series B Preferred Stock of the Company (the “Seller Stock”) from Seller and Seller wishes to convey the Seller Stock to Company, all upon the terms and subject to the conditions herein set forth.

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

I.Purchase and Sale of the Seller Stock.

1.1Agreement to Purchase and Sell. Subject to the terms and on the conditions hereinafter set forth, Company hereby agrees to purchase the Seller Stock from Seller for the aggregate consideration of Ten Million Dollars ($10,000,000.00) (the "Purchase Price"), to be paid as follows:

a.Two Million Dollars ($2,000,000.00) at the Closing (hereinafter defined).

b.Eight Million Dollars ($8,000,000.00) pursuant to the terms of that certain Secured Promissory Note, attached hereto and incorporated herein by this reference as Exhibit A.

1.2Closing of the Purchase. The closing of the purchase and sale of the Seller Stock (the "Closing") shall be deemed to take place at the offices of Company, on July 20, 2021 or at the earliest date of the completion of the events as set forth in the following sentence. At the Closing: (i) Seller will cause Seller Stock to be delivered to Company in certificate form, or as otherwise directed by the Company; and (ii) upon receipt of the Seller Stock, Company shall deliver to Seller the Purchase Price by wire transfer, as follows:

Beneficiary Account Name:	Milholland Family Trust LP
Beneficiary Account No.:	200000690269
ABA/Transit No:	12287251
Beneficiary Bank:	AXOS Bank 4350 La Jolla Village Drive, Suite 140, San Diego, CA 92122

II.Representations and Warranties of Seller.

Seller hereby represents and warrants that:

2.1Due Authorization. Seller has all requisite legal capacity to execute, deliver and perform this Agreement and the transactions hereby contemplated. This Agreement constitutes a valid and binding agreement on the part of Seller and is enforceable against Seller in accordance with its terms.

2.2No Consents; No Contravention. The execution, delivery and performance by Seller of this Agreement (i) require no authorization, registration, consent, approval or action by or in respect of, or filings with, any governmental body, agency or official or other person (including but not limited to the Securities and Exchange Commission), and (ii) do not contravene, conflict with, result in a breach of or constitute a default under any material provision of applicable law or regulation, or of any material agreement to which Seller is a party or by which he or the Seller Stock is bound, or any judgment, order, decree or other instrument binding upon Seller or the Seller Stock.

2.3Ownership; No Encumbrance. Seller is the sole legal, record and beneficial owner of the Seller Stock. Seller has good and marketable title to the Seller Stock and the Seller Stock is and at Closing shall be free and clear of all liens, pledges, mortgages, charges, security interests or encumbrances of any kind or nature (other than Federal and State securities laws). There are no outstanding options, warrants, or rights to purchase the Seller Stock other than through this Agreement. This representation shall survive the Closing.

2.4Affiliate Status. Seller represents that Seller is not an officer, director, and an “affiliate” of Company (as such term is defined in Rule 144 as promulgated pursuant to the Securities Act of 1933, as amended).

2.5Litigation. There are no investigations, actions, suits or proceedings, administrative or otherwise, threatened or pending to the knowledge of Seller that affects Seller’s rights to the Seller Stock or the sale of the Seller Stock itself.

2.6Insolvency. Seller is not insolvent, is not in receivership, nor is any application for receivership pending; no proceedings are pending by or against it in bankruptcy or reorganization in any state or federal court; nor has it committed any act of bankruptcy.

III.Representations and Warranties of Company

Company hereby represents and warrants that:

3.1Due Authorization. Company has all requisite legal capacity to execute, deliver and perform this Agreement and the transactions hereby contemplated. This Agreement constitutes a valid and binding agreement on the part of Company and is enforceable against Company in accordance with its terms.

3.2No Consents; No Contravention. The execution, delivery and performance by Company of this Agreement (i) require no authorization, consent, approval or action by or in respect of, or filings with, any governmental body, agency or official or other person and (ii) do not contravene, conflict with, result in a breach of or constitute a default under any material provision of applicable law or regulation, or of any material agreement to which Company is a party or by which he is bound, or any judgment, order, decree or other instrument binding upon Seller.

IV.Seller’s Conditions to Closing.

4.1Accuracy of Representations. Each of the representations and warranties of Company contained in Article III shall be true, complete and correct in all respects.

4.2No Action to Restrain. No statute, rule, regulation, judgment, injunction, order or decree shall have been enacted, entered, promulgated, enforced or deemed applicable by any court of competent jurisdiction, arbitrator, government or governmental authority or agency, which statute, rule, regulation, judgment, injunction, order or decree shall be in effect and restrain, enjoin, prohibit or otherwise make illegal the consummation of the sale and purchase of the Seller Stock contemplated by this Agreement.

V.Company’s Conditions to Closing.

5.1Accuracy of Representations. Each of the representations and warranties of Seller contained in Article II shall be true, complete and correct in all respects.

5.2No Action to Restrain. No statute, rule, regulation, judgment, injunction, order or decree shall have been enacted, promulgated, enforced or deemed applicable by any court of competent jurisdiction, arbitrator, government or governmental authority or agency, which statute, rule, regulation, judgment, injunction, order or decree shall be in effect and restrain, enjoin, prohibit or otherwise make illegal the consummation of the sale and purchase of the Seller Stock contemplated by this Agreement.

VI.Miscellaneous.

6.2Indemnification. Seller shall indemnify, defend and hold harmless Company from and against any loss, liability, claim or damage (including incidental and consequential damages), expenses (including costs of investigation and defense and reasonable attorney's fees), whether or not involving a third-party claim, arising out of or in connection with the purchase of the Seller Stock up to an aggregate amount of the Purchase Price.

6.3Binding Effect; Assignment. Except as provided to the contrary hereinabove, this Agreement shall apply to and shall be binding upon the parties hereto, their respective successors and assigns and all persons claiming by, through or under any of the aforesaid persons.

6.4Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

6.5Amendment. This Agreement may not be amended or modified, except by a written instrument signed by the parties hereto.

6.6Applicable Law. This agreement and all transactions contemplated in this Agreement shall be governed by, construed and enforced in accordance with the laws of Nevada. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Nevada County, State of Nevada. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party’s reasonable attorney’s fees, court costs and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

6.7Severability. In the event that any one or more of the provisions contained in this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained in this Agreement shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

6.8Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given when received.

6.9Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, Seller and Company have executed this Agreement as of the date hereof.